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                                                                     Exhibit 3.3

                            CERTIFICATE OF FORMATION

                                       OF

                      CENTENNIAL CELLULAR OPERATING CO. LLC



         This Certificate of Formation of CENTENNIAL CELLULAR OPERATING CO. LLC (the "LLC"), dated as of November 30, 1998, is being duly executed and filed by Centennial Finance Corp., a Delaware corporation, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. s.s. 18-101, et seq.)

         FIRST. The name of the limited liability company formed hereby is CENTENNIAL CELLULAR OPERATING CO. LLC.

         SECOND. The address of the registered office of the LLC in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805. The name of the LLC's registered agent for service of process at such address is CSC - Corporation Service Company.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                             CENTENNIAL FINANCE CORP.




                                             By:   /s/ Michael J. Small
                                                -------------------------------
                                             Name:     Michael J. Small
                                             Title:    Chief Executive Officer